SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                         July 11, 2002 (July 11, 2002)
                Date of Report (Date of earliest event reported)

                             OHIO VALLEY BANC CORP
             (Exact name of registrant as specified in its charter)

                                      Ohio
                 (State or other jurisdiction of incorporation)

                               0-20914 31-1359191
          (Commission file number) (IRS Employer Identification Number)

                    420 Third Avenue, Gallipolis, Ohio 45631
               (Address of principal executive offices) (Zip code)

       Registrant's telephone number, including area code: (740) 446-2631

                                 Not Applicable
         (Former name or former address, if changed since last report.)





                            Exhibit Index at Page 4.

Item 1. Changes in Control of Registrant.
         Not applicable.

Item 2. Acquisition or Disposition of Assets.
         Not applicable.

Item 3. Bankruptcy or Receivership.
         Not applicable.

Item 4. Changes in Registrant's Certifying Accountant.
         Not applicable.

Item 5. Other Events.
      On July 11, 2002, Ohio Valley Banc Corp issued a news release announcing its earnings for the second quarter and year-to-date periods ending June 30, 2002. The information contained in the news release, which is attached as
Exhibit 99 to this Form 8-K, is incorporated herein by this reference.

Item 6. Resignations of Registrant's Directors.
         Not applicable.

Item 7. Financial Statements and Exhibits.

         (a)      Financial statements of business acquired:
                           Not applicable.

         (b)      Pro forma financial information:
                           Not applicable.

         (c)      Exhibits:
                  99 Press release of Ohio Valley Banc Corp dated July 11, 2002, announcing the company's earnings for the second quarter and year-to-date periods ending June 30, 2002.

Item 8. Change in Fiscal Year.
         Not applicable.

Item 9. Sales of Equity Securities Pursuant to Regulation S.
         Not applicable.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                                 OHIO VALLEY BANC CORP


Date: July 11, 2002                              By /s/ Jeffrey E. Smith
                                                 -------------------------------
                                                 Jeffrey E. Smith, President and
                                                 Chief Executive Officer

                                  EXHIBIT INDEX



Exhibit Number                                      Description
--------------                                      -----------
     99 Press release of Ohio Valley Banc Corp dated July 11, 2002, announcing the company's earnings for the second quarter and year-to-date periods ending June 30, 2002.

                                   Exhibit 99


                 Ohio Valley Banc Corp Continues Earnings Growth

Gallipolis, Ohio, July 11, 2002

Ohio Valley Banc Corp reported consolidated net earnings for the quarter ended June 30, 2002, of $1,353,000 representing an increase of 17.2% over the prior year. Earnings per share for the second quarter of 2002 were $.39, up 18.2% from the $.33 earned the second quarter of 2001. For the six months ended June 30, 2002, consolidated net earnings were $2,605,000, up 15.2% compared to $2,261,000 a year ago. Earnings per share were $.75 for the first half of 2002 versus $.65 last year, an increase of 15.4%.

The earnings performance improved over the prior year due to strong net interest income growth. For the six months ended June 30, 2002, net interest income improved $2,115,000 or 19.3% over last year. The increase in net interest income was the result of a decline in total interest expense of $2,009,000 or 16.2% versus relatively no change in total interest income due to strong loan growth. For the second quarter of 2002, net interest income increased $911,000 or 15.7% over the prior year second quarter. The Company`s net interest income has benefited from the current interest rate environment and is reflected in the net interest margin which improved to 4.40% for the first half of 2002 from 4.23% the prior year.

Noninterest income totaled $2,694,000 for the six months ended and $1,414,000 for the three months ended June 30, 2002, as compared to $2,477,000 and $1,311,000 for the same time periods last year. Comparing year-to-date results noninterest income is up 8.8%. Income from bank owned life insurance and loan service fees provided a majority of the growth.

On a year-to-date basis, noninterest expense totaled $10,183,000 in 2002, an increase of $950,000 or 10.3% compared to $9,233,000 the previous year. Salaries and employee benefits, the Company's largest noninterest expense grew $365,000 or 7.4% for the first six months of 2002, as compared to the same time period in 2001. The increase was related to annual merit increases, incentive-based compensation and the continuing rise in the cost of medical insurance. In the second quarter of 2002, noninterest expense totaled $5,410,000, up $556,000 or 11.5% compared to the same time period last year. Impacting the second quarter of 2002 was a one time charge off of $464,000 related to fraudulent checks which impacted other noninterest expense. Management is actively seeking a recovery of the charge off. The Company's efficiency ratio continues to improve driven by revenue growth (net interest income plus noninterest income) of 17.4% versus total expense growth of 10.3%. The efficiency ratio was 63.4% for the first half of 2002, as compared to 67.2% the prior year. Excluding the fraudulent check expense, total expense growth would have been limited to 5.3% and the efficiency ratio would have been 60.5%.

For the first six months of 2002, the Company's provision for loan losses increased $881,000 over the same time period last year in relation to an increase in net charge-offs of $672,000. During 2002, management has continued to drive down nonperforming loans to strengthen the Company's asset quality. At June 30, 2002, nonperforming loans as a percent of total loans was .97% compared to 1.24% at year end 2001. The allowance for loan losses was 1.24% of total loans at June 30, 2002, up from 1.23% at year end 2001. Even though nonperforming loans have declined, management has maintained the ratio of allowance to total loans based on a general decline in economic conditions and is comfortable that the allowance for loan losses is adequate to absorb future losses inherent in the loan portfolio.

Total assets increased $30,222,000 or 4.8% from year end 2001 to reach $665,221,000 at June 30, 2002. Driving asset growth was an increase in total loans of $36,135,000 or 7.1% from year end. The Company experienced strong loan growth during the second quarter which contributed to 75% of the year-to-date loan growth with a majority of the growth occurring in commercial and installment loans. Funding came primarily from deposits which are up $25,059,000 or 5.5% from December 31, 2001. Management was pleased that a significant portion of the deposit growth occurred in savings and NOW accounts to accompany time deposit growth.

The results for the first half of 2002 reflect many accomplishments towards the Company's strategic initiatives such as double digit earnings growth, improved operating efficiency and improved asset quality. Management is committed to enhancing shareholders' value and these successes are reflected in the return on equity which improved to 11.20% for the first six months of 2002 from 10.19% the same time period last year.

Ohio Valley Banc Corp common stock is traded on the NASDAQ Stock Market under the symbol OVBC. The holding company owns two subsidiaries: Ohio Valley Bank, with 17 offices in Ohio and West Virginia, and Loan Central, with four consumer finance company offices in Ohio. Learn more about Ohio Valley Banc Corp at www.ovbc.com.

OHIO VALLEY BANC CORP - Financial Highlights (Unaudited)

                              Three months ended            Six months ended
                                   June 30,                      June 30,
                              2002         2001             2002         2001
                           ----------   ----------       ----------   ----------
PER SHARE DATA
  Earnings per share           $0.39        $0.33            $0.75        $0.65
  Dividend per share           $0.17        $0.16            $0.33        $0.31
  Book value per share        $13.89       $13.12           $13.89       $13.12
  Dividend payout ratio        43.51%       48.06%           43.83%       47.67%
  Weighted average shares
   outstanding             3,460,731    3,466,293        3,459,987    3,473,414

PERFORMANCE RATIOS
  Return on average equity     11.53%       10.27%           11.20%       10.19%
  Return on average assets      0.83%        0.81%            0.81%        0.80%
  Net interest margin           4.42%        4.39%            4.40%        4.23%
  Efficiency Ratio             65.51%       66.97%           63.42%       67.24%
  Average Earning Assets
   (in 000's)               $617,096     $538,297         $608,233     $532,103

OHIO VALLEY BANC CORP - Consolidated Statements of Income (Unaudited)

                                     Three months ended       Six months ended
(in $000's)                                June 30,                June 30,
                                       2002       2001         2002       2001
                                    ---------  ---------    ---------  ---------
Interest income:
     Interest and fees on loans      $10,940     10,727       $21,587     21,116
     Interest and dividends on
      securities                         947      1,140         1,909      2,274
          Total interest income       11,887     11,867        23,496     23,390
Interest expense:
     Deposits                          3,740      4,922         7,640     10,178
     Borrowings                        1,450      1,159         2,786      2,257
          Total interest expense       5,190      6,081        10,426     12,435
Net interest income                    6,697      5,786        13,070     10,955
Provision for loan losses                813        646         1,954      1,073
Noninterest income:
     Service charges on deposit
      accounts                           801        774         1,495      1,472
     Trust fees                           60         60           114        115
     Income from bank owned insurance    168        146           340        284
     Other                               385        331           745        606
          Total noninterest income     1,414      1,311         2,694      2,477
Noninterest expense:
     Salaries and employee benefits    2,700      2,591         5,319      4,954
     Occupancy expense                   324        310           635        626
     Furniture and equipment expense     271        266           534        539
     Data processing expense             145        115           291        222
     Other                             1,970      1,572         3,404      2,892
          Total noninterest expense    5,410      4,854        10,183      9,233
Income before income taxes             1,888      1,597         3,627      3,126
Income taxes                             535        443         1,022        865
NET INCOME                            $1,353      1,154        $2,605      2,261

OHIO VALLEY BANC CORP - Consolidated Balance Sheets (Unaudited)

(in 000's)                                     June 30,          December 31,
                                                 2002                2001
                                           ----------------     ----------------
ASSETS
Cash and noninterest-bearing
 deposits with banks                            $16,444              $17,288
Federal funds sold                                6,325                9,000
     Total cash and cash equivalents             22,769               26,288
Interest-bearing balances with banks              1,492                1,264
Securities available-for-sale                    57,859               61,559
Securities held-to-maturity
  (estimated fair value:  2002 -
  $15,980 , 2001 - $14,421)                      15,305               13,973
Total loans                                     544,795              508,660
  Less:  Allowance for loan losses               (6,746)              (6,251)
     Net loans                                  538,049              502,409
Premises and equipment, net                       8,281                8,702
Accrued income receivable                         3,434                3,420
Intangible assets, net                            1,201                1,267
Bank owned life insurance                        12,380               12,089
Other assets                                      4,451                4,028
          Total assets                         $665,221             $634,999

LIABILITIES
Noninterest-bearing deposits                    $57,929              $56,735
Interest-bearing deposits                       422,991              399,126
     Total deposits                             480,920              455,861
Securities sold under agreements to
 repurchase                                      26,121               29,274
Other borrowed funds                             88,788               90,856
Obligated mandatorily redeemable
 capital securities of subsidiary trust          13,500                5,000
Accrued liabilities                               7,901                7,708
          Total liabilities                     617,230              588,699

SHAREHOLDERS' EQUITY
Common stock ($1.00 stated value,
 10,000,000 shares authorized; 2002 -
 3,592,964 shares issued,
 2001 - 3,579,250 shares issued)                  3,593                3,579
Additional paid-in capital                       29,524               29,207
Retained Earnings                                17,442               15,979
Accumulated other comprehensive income            1,101                1,043
Treasury stock at cost (2002 -
136,715 shares, 2001 - 129,990 shares)           (3,669)              (3,508)
          Total shareholders' equity             47,991               46,300
               Total liabilities and
                 shareholders' equity           $665,221            $634,999


Contact:    Scott Shockey or Chris Petro
            1-800-468-6682 or (740) 446-2631